UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 7.01	Regulation FD Disclosure

On October 10, 2005, New York Community Bancorp, Inc. (“NYB”) and NBG International Holdings BV (“NBG International”), a wholly-owned subsidiary of the National Bank of Greece, entered into a definitive agreement under which NYB will acquire all of the outstanding shares of common stock of Atlantic Bank of New York (“Atlantic”), a wholly-owned U.S. subsidiary of NBG International, for $400.0 million in cash.

Beginning on October 11, 2005, New York Community Bancorp, Inc. intends to make available to investors, and post on its web site, a written presentation regarding its prospective acquisition of Atlantic. In addition, the written presentation will be discussed during a conference call on October 11, 2005. The written presentation is attached hereto as Exhibit 99.1. In addition, a press release announcing the transaction is filed as Exhibit 99.2 to this report.

Item 8.01	Other Events

On October 11, 2005, NYB issued a press release announcing the signing of a definitive agreement under which it will acquire Atlantic for $400.0 million in cash. The press release is attached as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following Exhibits are attached as part of this report:

99.1	Written presentation dated October 10, 2005 regarding NYB’s prospective acquisition of Atlantic, which NYB intends to make available to investors and post on its web site, beginning on October 11, 2005, and to discuss during a conference call on October 11, 2005.

99.2	Press release dated October 11, 2005, announcing that NYB and NBG International have entered into a definitive agreement under which NYB will acquire Atlantic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2005	NEW YORK COMMUNITY BANCORP, INC.

/S/ JOSEPH R. FICALORA
Joseph R. Ficalora
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Written presentation dated October 10, 2005.

Exhibit 99.2	Press release issued on October 11, 2005.